Exhibit 10.17

MANAGED SERVICES AGREEMENT

This Managed Services Agreement (#2005-292) is entered into as of December     , 2005 (the “Execution Date”) by and between Alloy Inc., a Delaware corporation having an office at 151 W. 26th Street, 11th Floor, New York, NY 10001 (“ALLOY”), and dELiA*s, Inc. having an office at 435 Hudson Street, New York, NY 100114 (“dELiA*s”).

In the event of a conflict among this Managed Services Agreement, Statement(s) of Work and/or Change Order(s), the order of precedence among the provisions of them shall be: first, this Managed Services Agreement, second, Change Order(s), and third, Statement(s) of Work.

The parties hereby agree as follows:

1.	DEFINITIONS

(a) “Agreement” means this Managed Services Agreement together with each Statement of Work and each Change Order, attached to this Managed Services Agreement and executed by both parties’ duly authorized representatives.

(b) “Change Order” means a document in either paper or electronic form (e.g., e-mail that can be reasonably dated, traced and/or otherwise identified) that originates from a representative of dELiA*s, and is accepted by ALLOY, authorizing additional services or changes to services under a Statement of Work.

(c) “Data” means data, software, content and other information including, but not limited to, writings, designs, specifications, reproductions, pictures, drawings, or other graphical representations, and any works of a similar nature.

(d) “Effective Date” means the date that Alloy completes a spin off of dELiA*s.

(e) “Managed Services” means recurring services for which a monthly fee is charged as set forth in each Statement of Work or Change Order.

(f) “Statement of Work” means a document attached to this Agreement that describes Services to be provided by ALLOY (and any additional related terms and conditions) under this Agreement.

(g) “Services” means Managed Services or other services to be provided by ALLOY in accordance with this Agreement, as specified in Statement(s) of Work and Change Orders.

(h) “Tools” means ALLOY’s proprietary information and know-how used at any time by ALLOY in the conduct of its business, including without limitation, technical information, designs, templates, software modules, software code, processes, methodologies, systems used to create computer programs or software, procedures, code books, computer programs, plans, or any other similar information including improvements, modifications or developments thereto.

2.	SERVICES, FEES, TERM AND GENERAL PAYMENT TERMS

(a) dELiA*s, on behalf of itself and its subsidiaries, hereby retains ALLOY to provide the Services in accordance with this Agreement, as specified on the Statement(s) of Work or Change Order(s).

(b) Upon termination of this Agreement for any reason whatsoever by dELiA*s (other than a termination pursuant to the provisions of Section 7 hereof), dELiA*s shall pay to Alloy a decommissioning fee in an amount equal to all fees for Managed Services that would be due, but for the expiration or termination, during the two (2) months after the date of such expiration or termination, provided, however, in the event that this Managed Services Agreement terminates on the End Date (as defined below) no decommissioning fee shall be owed. Additional termination or decommissioning fees may be detailed in a Statement of Work or Change Order.

(c) Unless otherwise provided for in a Statement of Work, services to be provided under a Statement of Work for Managed Services shall have an initial term of one (1) year from the Effective Date, which term shall renew automatically for one (1) year periods unless either party provides written notice to the other party of at least one year . Notwithstanding anything contained herein to the contrary, this Managed Services Agreement and any Statement of Work or Change Order shall terminate no later than the fifth annual anniversary of the Effective Date (the “End Date”).

(d) Except as otherwise provided in a Statement of Work or Change Order, dELiA*s shall pay ALLOY its then-current published rates for Services provided, as such rates may be adjusted from time to time. All ALLOY rates are exclusive of any applicable sales, use, value-added, or other federal, state or local taxes, or any import duties or tariffs imposed on the subject matter or transactions under this Agreement, and dELiA*s shall be responsible for all such taxes, duties and tariffs, except that ALLOY shall be responsible for any corporate franchise taxes imposed on ALLOY by law and for any taxes based on its net income or gross receipts.

(e) Except as otherwise provided above or in a Statement of Work, ALLOY shall invoice dELiA*s for payments due under this Agreement on a monthly basis, with the understanding that Managed Services shall be billed in advance. Each ALLOY invoice shall be due net thirty (30) days from the date of invoice. dELiA*s acknowledges and agrees that under the terms of this Agreement, no dELiA*s purchase order (“PO”) is required for the payment of ALLOY invoices by dELiA*s.

(f) dELiA*s shall pay in full all reasonable travel expenses incurred by ALLOY that result from providing the Services to dELiA*s under this Agreement.

(g) dELiA*s shall notify ALLOY of any dispute regarding an invoice within sixty (60) days of the date of invoice. If dELiA*s fails to notify ALLOY of any dispute with respect to an invoice within such sixty day period, dELiA*s shall be deemed to have accepted the invoice in its entirety. The parties agree to work in good faith to resolve any dispute in a timely manner. dELiA*s shall not have any right to withhold or setoff any amounts due ALLOY that are not disputed in good faith.

(h) Notwithstanding any other provision of this Agreement, if dELiA*s fails to pay any ALLOY invoice in full by the due date, ALLOY may, in its sole discretion, suspend all or any part of the Services to dELiA*s upon thirty (30) days written notice until payment is received or, if such failure remains uncured for an additional ten (10) days after such notice to dELiA*s, terminate Services in whole or part. ALLOY also reserves the right to charge interest at the maximum rate allowed by law on all amounts past due, and to assert appropriate liens to ensure payment. The rights and remedies set forth herein are in addition to any other rights or remedies ALLOY may have against dELiA*s in connection with any non-payment.

(i) In the event that Alloy is substantially the prevailing party in an action to collect any sum due under this Agreement, ALLOY shall be entitled to recover its related costs and expenses (including without limitation reasonable attorneys’ fees and court costs) from dELiA*s.

3.	CONFIDENTIAL INFORMATION

(a) Each party acknowledges that it may be the recipient of confidential information (“Confidential Information”) of the other party including, without limitation, software, computer programs, object code, source code, database schemas, specifications, flow charts, marketing plans, financial information, business plans and procedures, the terms of this Agreement, employee information, and other information that the receiving party may reasonably understand, from legends, the nature of such information or the circumstances of its disclosure, to be confidential. Confidential Information does not include (i) information independently developed by the recipient without reference to the other party’s Confidential Information; (ii) information in the public domain through no wrongful act of the recipient, or (iii) information received by the recipient from a third party who was rightfully in possession of such information and had no obligation to refrain from disclosing it.

(b) Except as expressly authorized in this Agreement, or as required by law, the party that is the recipient of Confidential Information of the other party agrees that during the term hereof, and at all times thereafter, it shall not use, commercialize or disclose such Confidential Information to any person or entity, except to its own employees having a need to know and to such other recipients as the other party may approve in writing. Each party shall use at least the same degree of care in safeguarding the other party’s Confidential Information as it uses in safeguarding its own Confidential Information, but in no event shall less than reasonable care be exercised.

(c) All Confidential Information of ALLOY disclosed to dELiA*s shall remain the exclusive property of ALLOY. All Confidential Information of dELiA*s disclosed to ALLOY shall remain the exclusive property of dELiA*s.

(d) Each party agrees that it will not remove any proprietary, trademark, copyright, confidentiality, patent or other intellectual property notice or marking from an original or any copy of any software, documentation, display, media or other materials or Confidential Information, delivered or disclosed to such party, by the other party or under this Agreement.

(e) dELiA*s agrees that it shall not (nor shall it permit anyone else to) decompile, disassemble, or modify any software delivered or disclosed to dELiA*s by ALLOY or separate any such software into components or its component files, or recreate, or attempt to determine the makeup of any such software. dELiA*s agrees that all information discovered through any failure to comply with the preceding sentence is and shall at all times remain the exclusive property and Confidential Information of ALLOY.

(f) In the event that a party is required by law or judicial or administrative process to disclose Confidential Information of the other party, such party shall use all reasonable efforts to promptly notify the other party and allow the party a reasonable opportunity to oppose disclosure. In addition, a party shall furnish only the portion of the Confidential Information that it is legally required to disclose and shall use all reasonable efforts to obtain reliable assurances that confidential treatment will be accorded the Confidential Information.

4.	INTELLECTUAL PROPERTY

(a) Nothing in this Agreement shall be deemed to authorize dELiA*s to use any copyright, name, trademark, service mark, or patent or other intellectual property right of ALLOY.

(b) dELiA*s acknowledges and agrees that, except and unless certain discrete and identifiable work product has been developed specifically and uniquely for dELiA*s under a Statement of Work (or pursuant to another, separately negotiated agreement with its own terms and conditions, signed by both parties), and such work product has been mutually agreed to and identified by the parties in such a Statement of Work (or other, separate agreement) as work product, ALLOY is and shall at all times remain the exclusive owner of all hardware and software (including without limitation all Tools) upon which, and from which, all ALLOY Managed Services are provided hereunder.

(c) dELiA*s represents and warrants that (A) all materials and information delivered to ALLOY by dELiA*s, and ALLOY’s use thereof in connection with transactions contemplated under this Agreement, does not and shall not, infringe any copyright, trademark, trade secret, patent or other intellectual property right, (B) that dELiA*s has the right to use, disclose, publish, translate, reproduce, and deliver all such materials and information, and (C) ALLOY has the right to use, disclose, publish, translate, reproduce and deliver all such materials and information in accordance with this Agreement. dELiA*s shall indemnify and hold harmless ALLOY, its directors, officers, employees and agents, against any and all losses, liabilities, costs and expenses (including reasonable attorneys’ fees and court costs), arising out of or related to any claim that the materials or information, or use, disclosure, publication, translation or reproduction thereof, infringes a copyright, trademark, trade secret, patent or other intellectual property right.

(d) With respect to any materials or other information supplied by dELiA*s, ALLOY is hereby granted the nonexclusive irrevocable right and license, without the right of sublicense, to use the same solely in connection with providing Services hereunder. Except as specified in the preceding sentence, ALLOY is acquiring no rights in, or title to, the materials or information supplied by dELiA*s hereunder.

5.	DISCLAIMER OF WARRANTY AND LIMITATIONS ON LIABILITY

(A) EXCEPT AS SET FORTH IN THIS AGREEMENT, ALLOY MAKES NO WARRANTY EXPRESS OR IMPLIED AND EXPRESSLY DISCLAIMS ALL WARRANTIES EXPRESS OR IMPLIED, WITH RESPECT TO SERVICES OR THE RESULTS OBTAINED FROM ALLOY’S WORK, INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

(B) EXCEPT AS SET FORTH IN A STATEMENT OF WORK, UNDER NO CIRCUMSTANCES SHALL ALLOY BE LIABLE FOR ANY DIRECT, SPECIAL, INCIDENTAL, INDIRECT, STATUTORY, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES, OF ANY KIND WHATSOEVER, OR FOR ANY LOST PROFITS, BUSINESS OR REVENUE, LOSS OF USE OR GOODWILL, OR OTHER LOST ECONOMIC ADVANTAGE, ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE BREACH HEREOF, OR THE SERVICES TO BE PROVIDED HEREUNDER, WHETHER SUCH CLAIMS ARE BASED ON BREACH OF CONTRACT, STRICT LIABILITY, TORT, ANY FEDERAL OR STATE STATUTORY CLAIM, OR ANY OTHER LEGAL THEORY, EVEN IF ALLOY KNEW, SHOULD HAVE KNOWN, OR HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, UNLESS SUCH DAMAGES RESULTED FROM ALLOY’S FRAUDULENT OR INTENTIONAL MISCONDUCT. THE FOREGOING LIMITATION SHALL SURVIVE AND

APPLY EVEN IF ANY LIMITED REMEDY SPECIFIED IN THIS AGREEMENT IS DETERMINED TO HAVE FAILED OF ITS ESSENTIAL PURPOSE.

(c) dELiA*s EXPRESSLY ACKNOWLEDGES AND AGREES THAT EXCEPT AS SPECIFICALLY SET FORTH IN THIS AGREEMENT OR IN A STATEMENT OF WORK, IN NO EVENT SHALL ALLOY BE HELD LIABLE TO, OR BE REQUIRED TO INDEMNIFY, dELiA*s FOR ANY DAMAGES dELiA*s INCURS OR ALLEGES TO INCUR IN CONNECTION WITH THE SERVICES, THIS AGREEMENT OR ANY BREACH OF ANY REPRESENTATION, WARRANTY OR COVENANT HEREIN CONTAINED UNLESS SUCH DAMAGE IS DIRECTLY ATTRIBUTABLE TO ALLOY’S FRAUDULENT OR INTENTIONAL MISCONDUCT. TO THE EXTENT THAT dELiA*s SUFFERS DAMAGES RELATED TO ALLOY’S FAILURE TO MEET A SERVICE LEVEL COMMITMENT SET FORTH IN A STATEMENT OF WORK, dELiA*s SHALL BE ENTITLED TO THE REMEDIES EXPRESSLY SET FORTH IN SUCH STATEMENT OF WORK.

6.	AUDIT

dELiA*s and ALLOY agree to use commercially reasonable efforts to maintain complete and accurate records containing all data reasonably required for verification of its compliance with the terms of this Agreement.

7.	TERMINATION

(a) Except as otherwise provided in this Agreement, either party may terminate this Agreement or any Statement of Work, and/or any related licenses granted hereunder or thereunder, by giving the other party written notice to that effect, effective on the date of receipt of such notice, if:

(i)	the other party enters into liquidation, whether or not voluntarily, or a receiver is appointed to all or any material part of its assets, or the other party becomes bankrupt or insolvent or enters into any arrangement with its creditors, or takes or suffers any similar action in consequence of debt or becomes unable to pay its debts as they become due; or

(ii)	the other party materially breaches this Agreement and fails to cure such breach within thirty (30) days of delivery to the breaching party of written notice of such breach or if breach is unable to be cured within thirty (30) days, but the breaching party diligently commences curing such breach within thirty (30) days and expects to cure such breach within a reasonable time thereafter.

(b) If a license granted by ALLOY to dELiA*s is terminated for any reason, dELiA*s shall, on the effective date of such termination, cease using any and all of the subject matter of the license and dELiA*s shall promptly deliver to ALLOY all originals and all copies of any and all of such subject matter and any related documentation.

8.	FORCE MAJEURE

A party shall be relieved from an obligation (other than the obligation to make payments or an obligation under Section 3 or 9(b)) while a cause, outside of its reasonable control, and that it cannot reasonably circumvent, prevents the performance of such obligation.

9.	RELATIONSHIP OF THE PARTIES; CONTENT

(a) Nothing in this Agreement shall be construed as making either party an agent of the other party, and neither party shall have the power to bind the other party or to contract in the name of, or create a liability against, the other party. Neither party shall be responsible for the acts or defaults of the other party or any of the other party’s employees or agents. The parties are independent contractors with respect to all matters arising under this Agreement. Nothing in this Agreement shall be deemed to establish a partnership, joint venture, association or employment relationship between the parties. With respect to its employees, a party shall remain responsible, and shall indemnify and hold harmless the other party, for the withholding and payment of all federal, state and local personal income, wage, earnings, occupation, social security, worker’s compensation, unemployment, sickness and disability insurance taxes, payroll levies, or employee benefit obligations.

(b) To the extent ALLOY has actual control over systems or facilities; ALLOY agrees to use commercially reasonable security consistent with its business practices and facilities. The parties acknowledge that the Internet is neither owned nor controlled by any one entity and that one or more third parties may gain access to ALLOY systems. Electronic mail and other transmissions passing through ALLOY systems or over the Internet are not secure, and ALLOY cannot guarantee the security or privacy of any of the information or communications passing through ALLOY systems. NOTWITHSTANDING ANYTHING CONTAINED HEREIN TO THE CONTRARY, ALLOY SHALL NOT BE LIABLE FOR ANY LOSS OR DAMAGE CAUSED BY A BREACH OF SECURITY UNLESS SUCH LOSS OR DAMAGE WAS DIRECTLY ATTRIBUTABLE TO ALLOY’S FRAUDULENT OR INTENTIONAL MISCONDUCT. ALLOY will not intentionally monitor or disclose any private electronic communications, except to the extent necessary to identify or resolve system problems or as otherwise permitted or required by law. ALLOY does, however, reserve the right to monitor transmissions, other than private electronic communications, as necessary to provide the services hereunder and otherwise to protect the rights and property of ALLOY. Notwithstanding the foregoing, ALLOY does not assume any liability for any action or inaction with respect to such communication or content posted or provided by an authorized or unauthorized third party. ALLOY is a distributor and not a publisher of dELiA*s’ data or any other content provided by dELiA*s or others (including end users). Because communication of data and other content over the Internet occurs in real time, ALLOY cannot, and does not intend to, screen, police, edit, or monitor communications and content. IN NO EVENT WILL ALLOY BE LIABLE FOR ANY LOSS OR DAMAGE CAUSED BY A USER’S RELIANCE ON ANY THIRD PARTY DATA OR OTHER CONTENT OBTAINED THROUGH OR FROM dELiA*s.

10.	FURTHER ASSURANCES

The parties agree to do all such things and to execute such further documents as may reasonably be required to give full effect to this Agreement.

11.	WAIVER

No waiver of any part of this Agreement shall be effective unless made in writing by the waiving party. No waiver of any breach of this Agreement shall constitute a waiver of any other breach of the same, or any other provision, of this Agreement.

12.	ENTIRE AGREEMENT AND CONSTRUCTION

This Agreement constitutes the entire agreement between the parties with respect to the subject matter thereof and supersedes all prior oral and written understandings, arrangements and agreements between the parties relating to such subject matter. The parties agree that there are no other representations or warranties relating to the subject matter of this Agreement. Headings are included in this Agreement for convenience only and shall not affect the meaning or construction of this Agreement’s provisions.

13.	AMENDMENT

This Agreement may be modified or amended only by means of a writing executed by both parties.

14.	ASSIGNIBILITY AND RESALE

Neither party may assign, transfer, sublicense, resell or encumber by security interest or otherwise this Agreement without obtaining the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed. Alloy shall have the right to terminate this Agreement immediately if dELiA*s withholds its consent. If dELiA*s unreasonably withholds its consent then the decommissioning fee owed shall be increased from two (2) to six (6) months and if dELiA*s reasonably withholds its consent then no decommissioning fee shall be owed. Notwithstanding anything contained herein to the contrary, dELiA*s hereby acknowledges and agrees that ALLOY shall in its sole discretion work with third parties to provide any or all of the Services. Alloy shall remain liable for the actions of any such third party but only to the extent Alloy would be liable under the terms and conditions of this Agreement if it had committed such actions.

15.	COMPLIANCE WITH LAWS

Each party shall carry out the obligations contemplated by this Agreement and shall otherwise deal with the subject matter hereof in compliance with all applicable laws, rules and regulations, of all governmental authorities, including, without limitation, any applicable legal restrictions on exports, and shall, at its own expense, obtain all permits and licenses required in connection with the subject matter hereof. Without limiting the foregoing, each party agrees that it shall comply fully with all applicable export and import laws, rules and regulations of the United States and other jurisdictions so that nothing provided by it under this Agreement is either (a) exported or imported, whether directly or indirectly, in violation of such laws, rules or regulations; or (b) used for any illegal purpose, including without limitation the proliferation of nuclear, chemical or biological weapons.

16.	SUCCESSORS AND ASSIGNS

This Agreement shall inure to the benefit of, and be binding upon the parties, their successors and permitted assigns.

17.	SEVERABILITY

If any provision of this Agreement is held to be unenforceable, all remaining provisions shall remain in full force and effect.

18.	SURVIVAL

Sections 2(b), 2(g), 3, 5, 9, 10, 12, 14, 16, 17, 19 and 20 shall survive the expiration or termination of this Agreement.

19.	ENFORCEMENT

(a) This Agreement shall be governed by and construed in accordance with the law of the State of New York, applied without regard to its law of conflicts.

20.	NOTICES

(a) Any notice or other communication to the parties shall be sent to the contact points identified below or at such other places as they may from time to time specify by notice in writing to the other party. Any such notice or other communication shall be in writing and shall be given by delivery to the designated party of the addressee by pre-paid courier or facsimile with confirmation. Any such notice or other communication shall be deemed to have been given when the designated party of the addressee receives such notice.

(b) Point of Contact addresses are as follows:

For ALLOY: (Technical)

Alloy, Inc.

151 West 26th St.

New York, NY 10001

Attn: CTO

For ALLOY: (Contract and Admin.)

Alloy, Inc.

151 West 26th Street

11th Floor

New York, NY 10001

Attn: General Counsel

For dELiA*s: (Technical)

dELiA*s, Inc.

435 Hudson Street

New York, NY 10014

Attn: Chief Operating Officer

For dELiA*s: (Contractual and Admin.)

dELiA*s, Inc.

435 Hudson Street

New York, NY 10014

Attn: General Counsel

IN WITNESS WHEREOF, the parties have caused this Services Agreement to be executed by their duly authorized representatives as of the date first written above.

Alloy, Inc.	dELiA*s, Inc.

By:	By:

Name:	Name:

Title:	Title: